UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

FIRST NBC BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

In connection with the preparation and filing by First NBC Bank (“Bank”), the banking subsidiary of First NBC Bank Holding Company (“Company”), of its Consolidated Reports of Condition and Income for the period ended December 31, 2016 (“Call Report”), the Company has reached a preliminary conclusion that it expects to record a material valuation allowance with respect to its deferred tax asset at December 31, 2016. At this time, the Company is unable to estimate the amount of the valuation allowance, which will be based upon a number of factors, including the completion of the Company’s consolidated financial statements as of and for the year ended December 31, 2016. Among other things, the Company has not completed its processes to determine the valuation allowance for certain loans, tax credit entities or low-income housing projects, each of which could have an impact on the amount of the valuation allowance. Although the determination is preliminary and subject to the completion of additional procedures, in the Company’s assessment, there is sufficient evidence that it is more likely than not that a material valuation allowance with respect to its deferred tax asset is required at December 31, 2016. Unless otherwise required by the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), the Company does not expect to provide further information about the potential valuation allowance until its consolidated financial statements for 2016 are finalized and filed with the SEC.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2017, in accordance with its statutory obligations, the Bank filed its Call Report with the Federal Deposit Insurance Corporation. The information presented in the Call Report is preliminary and unaudited, is presented solely for bank regulatory purposes in accordance with applicable regulatory instructions, and relates only to the Bank, not the Company on a consolidated basis. The information in the Call Report should not be relied upon in making any investment decision with respect to the Company. As of the date the Call Report was required to be filed, among other things, the Bank had not completed its processes to determine the valuation allowance for certain loans, tax credit entities, low-income housing projects and the deferred tax asset. The aggregate impact of these determinations is expected to be material. Among other things, such determinations could negatively impact the entire amount of the deferred tax asset at December 31, 2016.

In addition, on January 30, 2017, the Company was notified by letter that The Nasdaq Stock Market LLC (“Nasdaq”) had accepted its plan to regain compliance with the listing rules of Nasdaq, which will permit the Company’s continued listing on the Nasdaq Global Select Market. As previously disclosed, the Company had received a Nasdaq Staff Determination Letter with respect to its failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2016 with the SEC, which occurred as a result of the time required by the Company to complete the engagement of its new auditor and for the new auditor to complete its work with respect to the Company’s financial statements. Thereafter, in accordance with Nasdaq rules, the Company timely submitted a plan to regain compliance with Nasdaq Listing Rules, including the Company’s obligations to become current with respect to its periodic reporting obligations with the SEC. Under its compliance plan, the Company has agreed to file its Quarterly Report on Form 10-Q for the period ended September 30, 2016, and its Annual Report on Form 10-K for the year ended December 31, 2016, not later than April 30, 2017. If the Company is unable to comply with the terms of the compliance plan, Nasdaq will provide written notification that the Company’s securities will be subject to delisting, a determination that would be subject to appeal by the Company.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of the Company with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the Company - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to the factors included in filings made by the Company with the SEC, including those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2015, and the finalization of the Company’s processes to determine the valuation allowance. Forward-looking statements speak only as of the date they are made. Copies of the Company’s reports filed with the SEC are available in the Investor Relations section of the Company’s website, www.firstnbcbank.com. The Company undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 31, 2017

FIRST NBC BANK HOLDING COMPANY

By:	/s/ Albert J. Richard, III
Albert J. Richard, III
Senior Executive Vice President and
Chief Financial Officer